UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        HORSE SENSE STABLE SERVICES, INC.
                 (Name of small business issuer in its charter)

         ARIZONA                            115210                 20-0878571
         -------                            ------                 ----------
(State or other jurisdiction of    (North American Industry      (IRS Employer
incorporation or organization)       Classification System)      Identification
Number)

                              7699 E. PARK VIEW DR
                                 TUCSON AZ 85715
                                  520-404-3182
                          (Address and telephone number
                         of principal executive offices)
                                 ---------------

                                Michael C. High
                             7699 E. Park View Dr.
                                Tucson AZ 85715
                                  520-404-3182
                (Name, address, including zip code, and telephone
                          number, of agent for service)
                                 --------------

APPROXIMATE DATE OF PROPOSED SALE OF THE SECURITIES TO PUBLIC: From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the company.

If any securities  being  registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other
than   securities   offered  only  in  connection   with  dividend  or  interest
reinvestment plans, check the following box. [X]
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                         CALCULATION OF REGISTRATION FEE
============================ =================== ====================== ======================= ======================
Title of each class          Amount to be        Proposed maximum       Proposed maximum        Amount of
of securities to be          registered          offering price         aggregate offering      registration fee(2)
registered(1)                                    per share(2)           price (US$)
============================ =================== ====================== ======================= ======================

Common Stock to be offered   400,000             $1.00                  $700,000                $100
for sale
============================ =================== ====================== ======================= ======================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

The Registrant hereby undertakes to amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        HORSE SENSE STABLE SERVICES, INC
             200,000 UNITS, CONSISTING OF ONE SHARE OF COMMON STOCK
                                AND ONE A WARRANT

This prospectus is part of a registration statement that covers 200,000 shares of our common stock and 200,000 shares of common stock underlying and issuable upon exercise of the warrants offered herein. These units may be offered or sold from time to time at the rate of $1.00 per unit until such time as an active trading market develops in our common stock, then at prevailing market prices, at negotiated prices or otherwise.

Each Unit offered herein consists of one share of common stock, $.001 par value (the "Common Stock"), and one Class A Common Stock Purchase Warrant exercisable to purchase one share of Common Stock at a price of $2.50 per share during the twenty-four (24) month period following the termination of this offering. The Warrants may be redeemed upon 15 days written notice at a price of $.01 per Warrant if the closing bid prices of the Common Stock have averaged at least 125% of the exercise price of the Warrants for any 10 consecutive trading days ending on the third day on which the Company gives notice.

Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any trading market for our common stock will ever develop.

Our principal executive offices are located at 7699 E. Park View Dr., Tucson, AZ, 85715, and our telephone number is (520) 404-3182.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN
               RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



The date of this prospectus is              , 2004
                               -------------



                                TABLE OF CONTENTS
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                                                                                                 Page

PROSPECTUS SUMMARY                                                                               6

RISK FACTORS AND INVESTMENT CONSIDERATIONS                                                       9

If we do not obtain additional  financing,  our liquidity will not be sufficient to enable us to conduct  our  business  operations  to the extent that we become profitable
                                                                                                 9

We believe  there  exists the  potential  of a lack of ability to  continue as a going concern,  which,  if true,  could lead to a loss by our investors of their investmentcapital
                                                                                                 9

Because we have not yet commenced business operations, we expect to incur operating losses for the foreseeable future.

                                                                                                 9

Because  Michael High and Sara High own 100% of our  outstanding  common  stock, they will control and make corporate decisions,  which decisions may differ from those that would have been made by other stockholders.
                                                                                                 9

Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time to the business operations causing the business to never become financially viable.

                                                                                                 9

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

                                                                                                 9

Boarding stables throughout the country face common risks that not only increase their costs of doing business but also affect their ability to continue providing boarding services.

                                                                                                 10

There is no active  trading  market for our common stock and if a market for our common  stock  does not  develop,  our  investors  will be unable to sell  their shares.
                                                                                                 10

Because we do not intend to pay any  dividends on our common  shares,  investors seeking  dividend  income  or  liquidity  should  not  purchase  shares  in this offering.
                                                                                                 11

Our stock is a penny stock.  Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's  ability to buy and sell our stock.
                                                                                                 11

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
NASD sales practice  requirements may also limit a stockholder's  ability to buy and sell our stock.
                                                                                                 12

Special note about forward-looking statements                                                    12

USE OF PROCEEDS                                                                                  14

DETERMINATION OF OFFERING PRICE                                                                  14

DILUTION                                                                                         15

DIVIDEND POLICY                                                                                  15

SELLING SECURITY HOLDERS                                                                         15

PLAN OF DISTRIBUTION                                                                             15

LEGAL PROCEEDINGS                                                                                17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                                     17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                   18

DESCRIPTION OF SECURITIES                                                                        19

INTEREST OF NAMED EXPERTS AND COUNSEL                                                            19

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                                       19

DESCRIPTION OF BUSINESS                                                                          20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                        21

DESCRIPTION OF PROPERTY                                                                          22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                   22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                         22

EXECUTIVE COMPENSATION                                                                           23

REPORTS TO SECURITY HOLDERS                                                                      23

FINANCIAL STATEMENTS                                                                             24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE                                                              31

PART II-INFORMATION NOT REQUIRED IN THE PROSPECTUS                                               31

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. Unless the context otherwise requires "we", "our", "us" or the "Company" refers to Horse Sense Stable
Services Inc. The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire Prospectus, the financial statements and all exhibits and documents referred to therein.

                                   The Company

We were organized under the laws of the state of Arizona on April 7, 2004.

Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in our common stock.

Our principal executive offices are located at 7699 E. Park View Dr., Tucson, AZ, 85715, and our telephone number is (520) 404-3182.

                             Summary of Our Business

We are a development stage company, and have generated no revenue to date. Should our share offering be successful, we plan to use the proceeds as outlined on page 13 to begin business operations. Building on our founder's experience running a large boarding stable in Tucson, we intend to offer consulting and business management services for the owners of commercial stables, and to own a percentage of some or all of the stables for which we provide services.

                             SUMMARY OF THE OFFERING
THE OFFERING
We are offering 200,000 Units on a "best-efforts" basis.

Because the Units are offered on a "best efforts, all-or-none" basis with respect to the Offering, there can be no assurance that any or all of the Units offered will be sold.

If we fail to sell at least ten percent (10%) of the Offering, the offering will terminate and each subscriber's funds will be returned without any interest on them.

UNITS
Each Unit consists of one share of Common Stock and one A warrant which is redeemable and exercisable to purchase one share of Common Stock at $2.50 per share within the 24 months immediately following the closing of the offering.

OFFERING PRICE PER UNIT
$1.00

EXERCISE PRICE OF WARRANTS
INCLUDED IN UNITS
$2.50 per A Warrant for the 24-month period following the termination of the offering. The Warrants may be redeemed upon 15 days written notice at a price of $.01 per Warrant if the closing bid prices of the Common Stock have averaged at least 125% of the exercise price of the Warrants for any 10 consecutive trading days ending on the third day on which the Company gives notice.

CAPITAL STOCK OUTSTANDING
BEFORE OFFERING
200,000 shares of Common
Stock outstanding as of July
31, 2004 (1)

CAPITAL STOCK OUTSTANDING AFTER SALE OF THE OFFERING 400,000 shares of Common Stock outstanding after the sale of the Minimum Offering and prior to the exercise of any warrants issued in connection with this offering.

ESTIMATED NET PROCEEDS
$200,000 assuming sale of the
Offering.

USE OF PROCEEDS The proceeds will be used to provide working capital and provide cash for expansion activity.

RISK FACTORS
This offering involves a high
degree of risk.  See "Risk
Factors and Investment
Considerations."

                             Summary Financial Data

The following table summarizes certain of our selected financial data and audited data and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with our audited financial statements and the notes thereto elsewhere in this Prospectus.

                        HORSE SENSE STABLE SERVICES, INC.
                                  BALANCE SHEET
                                                                 July 31,2004
Assets:
         Cash and cash equivalents                               $     55
                  Total Current Assets                                 55

                  Total Assets                                   $     55

Liabilities:
         Accounts payable                                        $  1,228
         Accrued liabilities                                       30,500

         Total Liabilities                                         31,728

Stockholders' Equity:
         Preferred Stock, par value $.001, authorized
           10,000,000 shares, issued 0 at July 31, 2004              --
         Common Stock, par value $.001, authorized
           100,000,000 shares, issued 200,000 at July 31, 2004        200
         Paid-In Capital                                            1,895
         Retained Earnings (Deficit)                                 --
         Deficit accumulated during the development stage         (33,768)

                  Total Stockholders' Equity                      (31,673)

                  Total Liabilities and Stockholders' Equity     $     55

There are 200,000 common shares issued and outstanding at July 31, 2004

Statement of Operations Data:

Net Revenues                                         $0
Net Loss Since Inception                             $33,768

                                  RISK FACTORS

         Investment in our common stock involves a number of risks. The following material factors should be carefully considered by anyone purchasing shares of our common stock. Any of the following risks would adversely affect our business, financial condition and results of operation.

                        RISKS ASSOCIATED WITH OUR COMPANY


IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR LIQUIDITY WILL NOT BE SUFFICIENT TO ENABLE US TO CONDUCT OUR BUSINESS OPERATIONS TO THE EXTENT THAT WE BECOME PROFITABLE.

As of July 31, 2004, we had cash in the amount of $55 which is insufficient to maintain our corporation for any length of time without further Paid-in-Capital from our founder. Our business plan calls for significant expenses in connection with the development of our business. We will also incur significant legal and accounting costs necessary to maintain a public corporation. We will require additional financing in order to complete the development activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. We believe the only realistic source of future funds presently available to us is through a loan from our officer and the sale of equity capital.


WE BELIEVE THERE EXISTS THE POTENTIAL OF A LACK OF ABILITY TO CONTINUE AS A GOING CONCERN, WHICH IF TRUE, COULD LEAD TO A LOSS BY OUR INVESTORS OF THEIR INVESTMENT CAPITAL.

As noted in our financial statements that are included with this prospectus, we are a development stage company. Robison, Hill & Co., P.C., CPA's, in their independent auditors' report, has expressed "substantial doubt" as to our ability to continue as a going concern based on significant operating losses we have incurred since inception. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. We were incorporated on April 7, 2004, and to date have been involved solely in organizational and development activities and have had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to development of our services, marketing and competition, and additional costs and expenses that may exceed current estimates. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely not be successful to the point that investors will receive a return on their investments or a return of their investments.


BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have never earned revenues and we have never been profitable. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to achieve profitability or continue operations.

BECAUSE MICHAEL HIGH AND SARA HIGH OWN 100% OF OUR OUTSTANDING COMMON STOCK, THEY WILL CONTROL AND MAKE CORPORATE DECISIONS, WHICH DECISIONS MAY DIFFER FROM THOSE THAT WOULD HAVE BEEN MADE BY OTHER STOCKHOLDERS.

Michael High and Sara High own 100% of the outstanding shares of our common stock prior to this offering. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. High and Mrs. High may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.


BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE BUSINESS OPERATIONS CAUSING THE BUSINESS TO NEVER BECOME FINANCIALLY VIABLE.

Mr. Michael High, our director and president, and Mrs. Sara High, our director, secretary, and treasurer are presently required to spend only about 10% of their business time on business management services for our company and have agreed to spend up to 20 hours per week each when the business operations of Horse Sense Stable Services are more actively commenced in late 2004. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.


IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BOARDING STABLES THROUGHOUT THE COUNTRY FACE COMMON RISKS THAT NOT ONLY INCREASE THEIR COSTS OF DOING BUSINESS BUT ALSO AFFECT THEIR ABILITY TO CONTINUE PROVIDING BOARDING SERVICES.

According to statistics provided by the American Horse Council, the horse industry has a total impact of $112.1 billion on U.S. Gross Domestic Product
(GDP), and there are 7.1 million Americans involved in the industry as horse owners, service providers, employees and volunteers. Despite these statistics, all boarding stables face obstacles that negatively impact their ability to operate profitably. Boarding stables fall under the jurisdiction of several government agencies at the local, state, and federal level. In addition to the common small-business owner concerns of complying with tax and employment regulations, boarding stable owners must contend with regulations prescribing correct methods of manure removal and dust control. Most zoning restricts the number of animals allowed per acre, in many instances to a number less than what would be required for commercial success. Zoning waivers are frequently not approved due to complaints from neighborhood activists who see no benefits in having a boarding stable located nearby. Stable owners who want to increase revenues by holding events such as horse shows or clinics may have their plans scaled back or disapproved due to restrictions on parking, lighting, or noise levels. Additionally, stable owners are often under pressure from neighbors and community activists to go above and beyond regulations in keeping their facilities safe and sanitary.

Many stables are located in or near urban areas, often in areas where housing developments are being built. Stables in developing areas face encroachment on their off-site riding areas, as well as complaints from new neighbors who are unwilling to accept the dust, sounds, and traffic associated with a horse boarding facility. Even stables that have been established for decades face pressure from neighbors and regulators, especially if they are located in areas with growing populations. Since we anticipate owning stables, we will need to deal with these issues. Significantly, we could be in a position where we buy land for which the zoning allows stables, but face pressure from neighbors and regulators that make it impractical or impossible to build the planned stable facility.

Horses are large animals that have survived only through a herd mentality, plus a strong instinct to flee in the face of perceived danger. For these reasons, a boarding stable is a dangerous place, and liability insurance is expensive. Despite equine limited liability laws in place in most states, stable owners face the constant threat of lawsuit, not only from injured persons, but also from horse owners whose horses have been injured. As the owner of boarding facilities, we will need to ensure that our on-site managers comply with strict risk management procedures.

The threat of medical problems that can cause the death or loss of the use of horses is constant, not only from well-known viruses such as West Nile and Equine Arteritis, but also from colic, many causes of lameness, and mishaps. Stable owners must be knowledgeable about and take all reasonable precautions to keep the horses in their care safe and healthy. A boarding facility with a history of injuries, or with an outbreak of a disease, could easily face an exodus of boarders and a precipitous drop in income.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, INVESTORS SEEKING DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES IN THIS OFFERING.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS THAT MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above and the "Market for Common Equity and Related Stockholder Matters" section at page 33 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.



                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. We do not have any intention of or obligation to update forward-looking statements after we distribute this prospectus.

You should understand that many important factors, in addition to those discussed elsewhere in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, the rapidly changing regulatory environment, our limited operating history, our ability to implement our growth strategy, our ability to integrate acquired companies and their assets and personnel into our business, our fixed obligations, our dependence on new capital to fund our growth strategy, our ability to attract and retain quality personnel, our competitive environment, economic and other conditions in markets in which we operate, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.


                                 USE OF PROCEEDS

We will receive the proceeds from the sale of the proposed 200,000 shares of common stock being offered by Horse Sense Stable Services, Inc. at the rate of $1.00 per share. In the event that Horse Sense sells all of the proposed 200,000 shares of common stock, Horse Sense would receive $200,000. We may raise significantly less than the full amount of $200,000. We will use the proceeds of this offering to pay the costs of the offering, to develop a website, to purchase advertising, and to purchase interests in three or more boarding stables. Should we raise less than the full amount of $200,000, our first priority will be to commence consulting and business management operations. Any amount raised in excess of the amount needed to commence consulting and business management operations will be used to purchase ownership interests in new or existing boarding stables. We currently have entered into no agreements to purchase any property, nor have we identified specific properties to target for purchase. Based on our directors' knowledge of the market and industry trends, we are confident we will be able to locate properties in which to invest, and will do so only upon raising sufficient funds.

The chart on the next page further describes our intended use of proceeds depending upon our level of funding.


PERCENT OF OFFERING                                100%            75%             50%           25%           10%
                                                   ----            ---             ---           ---           ---
AMOUNT RAISED (1)
-----------------
Gross Offering Proceeds                        $200,000       $150,000        $100,000       $50,000       $20,000
Offering Expenses                                13,850         13,850          13,850        13,850        13,850
                                                 ------         ------          ------        ------        ------
Net Proceeds                                   $186,150       $136,150         $86,150       $36,150        $6,150
FIRST LEVEL PRIORITIES:
Website development and hosting                   3,500          3,500           3,500         3,500         2,150
Advertising in trade publication,
"Stable Management"                               6,000          6,000           6,000         6,000         4,000
Attend trade show(s)                              3,300          3,300           3,300         3,300            --
Travel expenses for site selection and
initial consultations                             5,000          5,000           5,000         5,000            --
SECOND LEVEL PRIORITIES:
Ownership interest in existing or new
boarding stables                                168,350        118,350          68,350        18,350            --
Total Application of Proceeds                  $200,000       $150,000        $100,000       $50,000       $20,000

(1) The offering is made on a "best efforts" basis for a maximum offering of up to 200,000 shares of common stock.

The following table shows the percentage of the proceeds to be used for each of the categories above, assuming $200,000 raised by the offering.


The estimated costs of the offering that will be paid by us are as follows:     Amount     Percent
                                                                                ------     --------

         Securities and Exchange Commission registration fee                    $100        0.05%
         Transfer Agent fees                                                    $550        0.28%
         Printing and binding                                                   $700        0.35%
         Accounting fees and expenses                                           $5,000      2.5%
         Legal fees and expenses                                                $7,500      3.75%

         Total estimated costs of the offering                                  $13,850    6.9%
                                                                                -------    ----

Estimated costs of website development:
         Site design, hosting, maintenance for one year                         $3,500     1.8%

Estimated cost of advertising:
         Six months display ad in "STABLE MANAGEMENT" magazine                  $6,000     3.0%
         Attend two trade shows                                                 $3,300     1.6%

Travel expenses for site selection and initial consultations                    $5,000     2.5%

Ownership interest in existing or new boarding stables                          $168,350   84.18%

Total use of proceeds                                                           $200,000   100%
                                                                                ========

                         DETERMINATION OF OFFERING PRICE

We have determined the offering price of the Units in this offering. Because no underwriter or placement agent has sponsored this offering, the investors will not have the benefit of an offering price that was determined by negotiations between such party and us. The price of the Units does not necessarily bear any relationship to our asset value, net worth, earnings or any other established criteria of value. See "Plan of Placement."

This Prospectus may be used to offer the common stock registered under the Registration Statement of which this Prospectus is a part. The common stock offered will be offered at a fixed rate of $1.00 per share until such time as the common stock is listed for quotation, and then from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or other public market at the then prevailing prices. The exercise price of the A warrants included in the Units is $2.50 per A Warrant for the 24-month period following the termination of the offering. The Warrants may be redeemed upon 15 days written notice at a price of $.01 per Warrant if the closing bid prices of the Common Stock have averaged at least 125% of the exercise price of the Warrants for any 10 consecutive trading days ending on the third day on which the Company gives notice.

                                    DILUTION

At July 31, 2004, the net tangible book value of our Common Stock was ($31,673), or ($0.16) per share. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into tangible net worth (tangible assets less liabilities). The pro forma net tangible book value represents an immediate increase in net tangible book value of $0.50 per share to existing shareholders and an immediate dilution of $0.50 per share to new investors purchasing Common Stock in the Offering. The following table illustrates this dilution:

                                                                  OFFERING
                   Offering price per share of Common Stock       $1.00
                   Net tangible book value per share as of July
                   31, 2004                                       ($nil)
                                                                    ---
                   Increase in net tangible book value per
                   share attributable to sale of shares to new
                   investors in this offering                     $0.50
                   Pro forma net tangible book value per share
                   after offering                                 $0.50
                   Dilution per share to new investors            $0.50


                                 DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

                            SELLING SECURITY HOLDERS

None.

                              PLAN OF DISTRIBUTION

The Company, through its directors and officers, is offering the Units on a "best efforts" basis with respect to the 200,000 Units of Common Stock. The Company will pay commissions of ten percent (10%) of the Offering Price per share on any Units sold by participating broker-dealers. To the extent permitted by law, the Company may pay third parties, including shareholders who are not directors or officers, a fee of up to five percent (5%) of the Offering Price per share of any Units sold as a result of their assistance.

The exercise price of the A warrants included in the Units is $2.50 per A Warrant for the 24-month period following the termination of the offering. The Warrants may be redeemed upon 15 days written notice at a price of $.01 per Warrant if the closing bid prices of the Common Stock have averaged at least 125% of the exercise price of the Warrants for any 10 consecutive trading days ending on the third day on which the Company gives notice.

Restricted Shares

Our officers and directors own 200,000 shares of our common stock. The common stock held by our officers and directors are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of July 31, 2004.

Following the closing of the offering, if successful, the stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may become quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. The shares of common stock may be sold by the stockholders by one or more of the following methods, without limitation:

         (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         (c) an exchange distribution in accordance with the rules of the exchange or quotation system;

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (e) privately negotiated transactions; and

         (f) a combination of any aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the stockholders if such broker-dealer is unable to sell the shares on behalf of the stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 under Regulation M.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.


                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

NAME                              POSITION HELD WITH THE COMPANY           AGE            DATE FIRST ELECTED
                                                                                          OR APPOINTED
MICHAEL HIGH                      PRESIDENT AND CHAIRMAN                   44             April 7, 2004
SARA HIGH                         SECRETARY, TREASURER, AND DIRECTOR       69             April 7, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed. Officers are elected by the Board of Directors and their term of office is at the discretion of the Board.

MICHAEL HIGH, PRESIDENT AND CHAIRMAN
Mr. High received a Bachelor of Science (Engineering) degree in Engineering Science from the University of Michigan College of Engineering in 1982, and a Master of Business Administration degree from the Graduate School of the Mississippi State University in 1987. Since 1982, he has been an active duty military officer, first in the United States Air Force and since 1997 with the Arizona Air National Guard. He is currently an F-16 Instructor Pilot and Lieutenant Colonel. Since 1999, he has, with his wife, owned and operated a full-service horse boarding and training facility in Tucson, Arizona. Mr. High devotes 10 to 20 hours a week to providing services to our company. He is not a director of any other reporting companies.

SARA HIGH, SECRETARY, TREASURER AND DIRECTOR
Mrs. High attended Purdue University, majoring in Speech Therapy. For over twenty years, she has owned and managed as many as fifteen apartment buildings and single-family rental residences. Mrs. High currently spends 5 hours each week providing services to our company, and is not a director of any other reporting companies.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

Michael High is the son of Sara High.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:
         1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
         2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
         3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
         4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF          PERCENTAGE
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP          OF CLASS(1)
Michael C. High                           100,000                     50%
7699 E. Park View Dr                  Direct Ownership
Tucson AZ 85715
Sara O. High                              100,000                     50%
7707 E. E. Park View Dr               Direct Ownership
Tucson AZ 85715

(1) Based on 200,000 shares outstanding as of July 31 2004.

CHANGES IN CONTROL
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 200,000 shares are issued and outstanding at the date of this prospectus, and 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding as of the date of this prospectus.

Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

DIVIDEND POLICY

Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared or paid cash dividends on our common stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our board of directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our board of directors may deem relevant.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve:

         (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the Arizona Business Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Arizona, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Arizona Business Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Arizona law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT
We were incorporated in the state of Arizona on 7 April, 2004. We have not been a part of any predecessor companies, nor have we been a part of any bankruptcy, receivership, or similar proceedings. Likewise, we have not been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

OUR CURRENT BUSINESS

Presently, our officers spend the majority of their time preparing the company for immediate post-offering expansion and in the preparation of this SB-2 Registration Statement. Once operations commence, our business will function as described below:

 (1) PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS;

We plan to provide consulting and business management services to owners of new and existing boarding stables. Specifically, we will assist stable owners in:

         o        developing a business plan for their operation

         o        securing debt funding, if required;

         o        locating a site for their stables (if a new business);

         o navigating through the regulatory approvals necessary to gain any permissions or zoning waivers;

         o selecting the best value in barns, fencing, arena footing, and equipment;

         o        hiring and managing employees;

         o        promoting their business and attracting boarders;

         o fostering good relationships with neighbors and governing authorities; and

         o exploring additional revenue sources such as lessons, training, horse shows, trailering, tack and feed sales, trail rides, cart and sled rides, summer camps, pony rides, therapeutic riding programs, equine-assisted healing programs, horse sale brokering, etc.

Additionally, we plan to use some of the proceeds from the sale of the securities registered herein to purchase equity in approximately three boarding stables (see "Use of Proceeds" on page 12 of this Prospectus).

Many successful boarding stables are located on the periphery of large cities. The cities and surrounding communities (many of which are not zoned to allow the keeping of horses) provide the potential horse owners who could board at the stables of our clients. In rapidly growing areas, the land around the stables is often bought by developers and used for housing or other commercial purposes. The increase in land value, plus the concurrent increase in unfavorable regulations and complaints from new neighbors, could cause some stable owners to sell their property. If we have an equity position in the stable, we plan to share in the profits. Some stables have been built and sold in less than five years, although typically the time frame is longer. Generally one does not start a boarding stable business with the intent of selling the land at a profit; rather, a real estate sale can be a viable exit strategy when the time is right.

 (2) DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES;

After initial no-fee telephone and/or e-mail consultations, we will send an employee (initially our president, Mr. High) to the site of the client stable to provide the services desired by the client. Our company plans to invoice $700 per day for the consulting services, plus reimbursement for airfare or mileage. After initial consultations, the client will receive ongoing assistance at the rate of $100 per hour via telephone or e-mail. We plan to initially concentrate our services in Arizona and the Southwest, but will take clients anywhere in the nation. We believe that our clients will be primarily the owners of existing boarding stables, with a lesser number of clients among those starting new stables or considering doing so.

We  also   intend   to,   via  our   website,   www.horsesense.biz,   develop  a
subscriber-only forum for stable owners to discuss problems and possible solutions with, and provide referrals to, other stable owners across the country. This service will be available to both our consultation clients and non-clients.

(3) STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE;

To date, we have made no public announcement regarding our services.

(4) COMPETITIVE BUSINESS CONDITIONS AND THE SMALL BUSINESS ISSUER'S COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION;

The boarding stable industry is a major subset of the horse industry, which generates $112 Billion annually to the GDP of the USA, according to statistics available from the American Horse Council. All of the five-plus million horse owners in the U.S. board their horses somewhere, but more than half board their horse either at home or at another private residence, not a commercial stable such as those we plan to service. A major consideration in deciding whether to invest in a stable will be our assessment of the local situation with respect to the prevalent attitude toward boarding at home or at a stable. We believe there are several major advantages to boarding horses at a commercial stable rather than at home, and much of our promotion effort will be oriented to attracting home-boarders to the stables of our clients.

There are other stable consultants who provide similar services for a similar fee. To our knowledge, none of our competitors operate as a public company. We also have no knowledge of competitors who offer their services nationwide. We believe we will be unique in our willingness to invest in the stables for which we provide services. We also believe we will be the first stable consultant to host an Internet forum.

(5) SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS;

For our services, we require few supplies. We are acquainted, however, with the major national suppliers of many of the products our clients will require to operate their boarding stables. Part of our service will be to introduce our clients to these nationwide suppliers, and provide the possibility of cooperative buying power. Additionally, we will assist our clients in locating local sources for such services as hay delivery, bedding and footing purchase, and manure removal.

(6) DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS;

We anticipate that we will generate enough revenue from on-site and remote consulting and the Internet forum to continue operations. The major portion of our revenue, we believe, will ultimately be through the equity position we hold in the business of some of our clients. Due to the nature of our business, we do not expect that we will need to spend an inordinate amount of time and resources on one client at the expense of others. We anticipate that the majority of our clients will operate stables catering to between 25 and 200 horses, and the issues facing each of our clients will be similar.

(7) PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION;

Our website will include a copyright statement, and we plan to apply for a federal trademark for "Horse Sense Stable Services."

(8) NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES. IF GOVERNMENT APPROVAL IS NECESSARY AND THE SMALL BUSINESS ISSUER HAS NOT YET RECEIVED THAT APPROVAL, DISCUSS THE STATUS OF THE APPROVAL WITHIN THE GOVERNMENT APPROVAL PROCESS;

No federal approval is required for our intended service.

(9) EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

Regulatory authorities at several levels regulate the horse industry, especially boarding stables. A major reason stable owners could turn to us is to seek assistance in complying with government regulations from the local to the federal level in areas such as waste management, tax compliance, and employee management.

(10) COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS (FEDERAL, STATE AND LOCAL);

We will not bear costs of compliance directly. As is always the case, the cost of compliance with regulations will ultimately be borne by the horse owners who board at our clients' stables.

(11) NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES.

As of July 31, 2004, we have one employee, our president, Michael High. He handles all of the responsibilities in the area of corporate administration, business development and research. We have no other employees. In the first six months following a successful offering, we plan to hire one additional part-time employee to assist in consulting services. We expect to pay our employee no more than the consulting revenue he or she generates, and we may choose to compensate or provide incentives to our employee further with consideration other than cash, such as shares of our common stock or options to purchase shares of our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION Currently, we do not have enough cash on hand to continue operations beyond this securities registration. After a successful stock offering, we intend to commence operations immediately with the placement of a 6-month display ad in the major periodical of the boarding stable industry. We will also attend the first available horse industry trade show to meet our potential clients and to solidify contacts with industry suppliers. We intend to develop our website as soon as funds are available, and register it with all the equine and general search engines. Furthermore, we plan to investigate new or existing boarding stables in which to purchase an ownership interest. Initially, we will offer our consulting and business management services nationwide, but will concentrate the search for boarding stables in which to invest to the Southwest U.S. We plan to only participate as part-owners in properties on which we can place a lien for the entire amount of our investment. We expect to hire one part-time employee to assist with our stable consulting and business management services.

After a successful offering, we do not anticipate the need to raise additional funds within the next twelve months. Any later offerings will be made only if funds are needed to purchase additional ownership interests in boarding stables.

OFF-BALANCE SHEET ARRANGEMENTS The Company has no significant off-balance-sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.


                              RESULTS OF OPERATIONS

OVERVIEW APRIL 7, 2004 (DATE OF INCEPTION) TO JULY 31, 2004
From the date of our incorporation on April 7, 2004 to July 31, 2004, we had not generated any revenue.

                             DESCRIPTION OF PROPERTY

Our executive and head offices are located at 7699 E Park View Dr, Tucson, AZ, 85715. The offices are rented from Mr. High at the rate of $400 per month and are located in his residence. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations, and will search for suitable and appropriate office space when business conditions dictate the need.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the Registration Statement, of which this Prospectus is a part, becomes effective.

We have no options or warrants outstanding at the current time.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (April 7, 2004) to July 31, 2004. The following table shows the compensation received by our president for the period from inception (April 7, 2004) to July 31, 2004.

SUMMARY COMPENSATION TABLE
                             Annual Compensation                    Long Term Compensation (1)
                                                                    Awards                      Payouts
Name and          Year       Salary     Bonus     Other             Securities     Restricted   LTIP          All Other
Principal                                         Annual            Underlying     Shares or    Payouts       Compen-
Position                                          Compen-           Options/       Restricted                 sation
                                                  sation (1)        SARs           Share
                                                                    Granted        Units
Michael High      2004       $24,000    Nil       Nil               Nil            Nil          Nil           Nil
President and
Chairman(2)
Sara High         2004       $8,000     Nil       Nil               Nil            Nil          Nil           Nil
Secretary,
Treasurer
and Director(3)

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Michael High became our president and chairman on April 7, 2004.

(3) Sara High became our secretary, treasurer and director on April 7, 2004.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
From the date of inception (April 7, 2004) to July 31, 2004 we did not grant any stock options or stock appreciation rights to any of our directors or officers.

COMPENSATION OF DIRECTORS

We plan to reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the period since our inception.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreement with our directors and executive officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

PENSION, RETIREMENT OR SIMILAR BENEFIT PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

                           REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but plan to voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

                              FINANCIAL STATEMENTS

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                       July 31,2004
Assets:
         Cash and cash equivalents                                        $     55
                  Total Current Assets                                          55

                  Total Assets                                            $     55

Liabilities:
         Accounts payable                                                 $  1,228
         Accrued liabilities                                                30,500

         Total Liabilities                                                  31,728

Stockholders' Equity:
         Preferred Stock, par value $.001, authorized
           10,000,000 shares, issued 0 at July 31, 2004                        --
         Common Stock, par value $.001, authorized
           100,000,000 shares, issued 200,000 at July 31, 2004                 200
         Paid-In Capital                                                     1,895
         Retained Earnings (Deficit)                                          --
         Deficit accumulated during the development stage                  (33,768)

                  Total Stockholders' Equity                               (31,673)

                  Total Liabilities and Stockholders' Equity              $     55

There are 200,000 common shares issued and outstanding at July 31, 2004

Statement of Operations Data:

Net Revenues                                                              $      0
Net Loss Since Inception                                                  $ 33,768


                    The accompanying notes are an integral part of these financial statements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                For the Period from                   Cumulative Since
                                                   April 7, 2004                       April 7, 2004
                                                         To                    Inception of Development Stage
                                                   July 31, 2004

Revenues:                                                $-                                  $-
                                           -------------------------------     -------------------------------

Expenses:
         General and Adminsitrative                    33,768                              33,768
         Total expenses                                33,768                              33,768
                                           -------------------------------     -------------------------------

         Net Loss                                    $(33,768)                           $(33,768)
                                                     ---------                           ---------
                                           -------------------------------     -------------------------------

Earnings per Share, Basic & Diluted
Loss Per Share                                        $(3.24)
                                           -------------------------------

Weighted Average Shares Outstanding                    10,435
                                           -------------------------------




   The accompanying notes are an integral part of these financial statements.


                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                SINCE APRIL 7, 2004 (INCEPTION) TO JULY 31, 2004

                                       Common Stock
                                                                                      Deficit Accumulated
                                                Par          Paid-In     Retained     Since April 7, 2004
                                   Shares        Value        Capital    Earnings          Inception
                                  ----------    ---------    ---------- ------------ ----------------------
Balance at April 7, 2004              -            $-           $-          $-                $-
(inception)
July 26, 2004 Issuance of Stock
for payment of accounts payable
and consulting services            200,000        $200         $1800         -                 -
Contributed Capital                   -            -            $95          -

Net Loss                              -            -             -           -             $(33,768)
                                  ----------    ---------    ---------- ------------ ----------------------

Balance at July 31, 2004           200,000        $200        $1,895        $-             $(33,768)
                                  ----------    ---------    ---------- ------------ ----------------------



   The accompanying notes are an integral part of these financial statements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                            For the Period from          Cumulative Since
                                                               April 7, 2004               April 7, 2004
                                                                     To                    Inception of
                                                               July 31, 2004             Development Stage
                                                           -----------------------    ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss for the period                                          $(33,768)                   $(33,768)
Adjustment to reconcile net loss to net cash
    Provided by operating activities:
Changes in Operating Assets and Liabilities
    Increase (Decrease) in accounts payable                        1,228                       1,228
    Increase (Decrease) in accrued liabilities                     30,500                     30,500
    Common Stock issued for Services                               1,500                       1,500
                                                           -----------------------    ------------------------
Net Cash Used in operating activities                              (540)                       (540)
                                                           -----------------------    ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                               -                           -
                                                           -----------------------    ------------------------
Net cash provided by investing activities                            -                           -
                                                           -----------------------    ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shareholders                                      595                         595
                                                           -----------------------    ------------------------
Net Cash Provided by Financing Activities                           595                         595
                                                           -----------------------    ------------------------

Net (Decrease) Increase in cash                                      55                         55
Cash at Beginning of Period                                          -                           -
                                                           -----------------------    ------------------------

Cash at End of Period                                               $55                         $55
                                                           -----------------------    ------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
         Interest                                                   $-                          $-
         Franchise and income taxes                                 $-                          $-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:  None

   The accompanying notes are an integral part of these financial statements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of $33,768 for the period from April 7, 2004 (inception) to July 31, 2004, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

The Company's ability to survive will depend on numerous factors including, but not limited to, the Company's receiving continued financial support, completing public equity financing, or generating profitable operations in the future.

These financial statements do not reflect adjust ments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Horse Sense Stable Services, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements. Organization and Basis of Presentation The Company was incorporated under the laws of the State of Arizona on April 7, 2004. The Company has a July 31 year end.

Nature of Business
The company has no products or services as of July 31, 2004. The Company intends on providing consulting, bookkeeping, and management services for commercial boarding stables, including stables owned by the Corporation, as well as, stables owned by others, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at July 31, 2004.

Income Taxes

The Company has a net operating loss for income taxes. Due to the regulatory limitations in utilizing the loss, it is uncertain whether the Company will be able to realize a benefit from these losses. Therefore, a deferred tax asset has not been recorded. There are no significant tax differences requiring deferral.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

NOTE 3 - DEVELOPMENT STAGE COMPANY/ GOING CONCERN

The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

NOTE 4 - COMMITMENTS

The Company currently leases office space from a shareholder, at the rate of $400 per month for 6 months or until such time that the Company locates suitable and appropriate office space.

NOTE 5 - COMMON STOCK TRANSACTIONS

On July 26, 2004, the Company issued 200,000 shares of common stock for $0.01 per share for cash and consulting services.

                          NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangement with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on our company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on our company's financial position and results of operations as our company has no stock-based employee compensation. Our company will adopt the disclosure requirements of SFAS No. 148 if stock-based compensation is awarded to employees.

In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Our company adopted SFAS No. 146 on October 2, 2003. The effect of adoption of this standard does not currently have an impact on our company's results of operations and financial position.

FASB has also issued SFAS No. 145, 147 and 149 but they will not have any relationship to the operations of our company and therefore a description of each and their respective impact on our company's operations have not been disclosed.

                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that


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

affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

GOING CONCERN
The audited financial statements included with this prospectus have been prepared on the going concern basis that assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Robison, Hill &Co. Accountants, in August, 2004 to audit our financial statements for the period ended July 31, 2004. There has been no change in the accountants and no disagreements with Robison, Hill &Co. Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The  Arizona  Revised  Statutes  (Title 10,  Chapter 8,  Article 5) permits  the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Articles of Incorporation of Horse Sense Stable Services, Inc, contain the provision that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Title 10-640 of the Arizona Revised Statutes.

Our bylaws allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

                                 INDEMNIFICATION

         Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

     (a.) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Arizona General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Arizona General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

     (b.) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Arizona General Corporation Law.

     (c.) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     (d.) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Arizona General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Arizona General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

     (e.) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Arizona General Corporation Law.

     (f.) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g.) Insurance. To the fullest extent permitted by the Arizona General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     (h.) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     (i.) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     (j.) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply: (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding. (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise. (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.



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

ITEM 25 OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION

The following table lists our estimated expenses of issuance and distribution:

         Securities and Exchange Commission registration fee     $100
         Transfer Agent fees                                     $550
         Printing and binding                                    $700
         Accounting fees and expenses                            $5,000
         Legal fees and expenses                                 $7,500

         Total estimated costs of the offering                   $13,850
                                                                 -------

ITEM 26 RECENT SALES OF UNREGISTERED SECURITIES

On July 26, 2004, Horse Sense Stable Services, Inc., issued a total of 200,000 shares to the directors in reliance on Section 4(2) of the Securities Act as no public offering was involved.

ITEM 27 EXHIBITS

        EXHIBIT
        NUMBER                                          DESCRIPTION                                          REFERENCE
     --------------    -------------------------------------------------------------------------------     --------------
          3.1          Articles of Incorporation of Registrant, dated March 29, 2004                             *
          3.2          By-laws of Registrant                                                                     *
          4.1          Form of Common Stock Certificate                                                          *
          5.1          Opinion of Kevin M. Sherlock, Esq. as to the legality of securities being                 *
                       registered (includes consent).
         23.1          Consent of legal counsel                                                                  *
         23.2          Consent of Auditors.                                                                      *
----------
*        Filed herewith

ITEM 28.  UNDERTAKINGS

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Imdemnification:
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucson, AZ, on October 6, 2004.

                                 HORSE SENSE STABLE SERVICES, INC., an Arizona Corporation

                                 /s/ Michael C. High
                                 Michael C. High, Chairman of the Board, and
                                 President


                                 /s/ Sara J. High
                                 Sara J. High, Treasurer and Director

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                     Signature and Title                           Date


/s/ Michael C. High                                          October 6, 2004
----------------------------------------------------
Michael C. High, Chairman of the Board and President


/s/ Sara J. High                                             October 6, 2004
Sara J. High, Treasurer and Director






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